UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2009

Q.E.P. CO., Inc.

(Exact name of registrant as specified in charter)

Delaware	0-21161	13-2983807
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Broken Sound Parkway, NW Suite A Boca Raton, FL	33487
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 994-5550

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 29, 2009, Q.E.P. Co., Inc. (the “Company”) issued a press release announcing, among other items, its financial results for the fiscal year ended February 28, 2009 and certain information regarding its first quarter of fiscal 2010. Portions of the press release that relate to this Item 2.02 are furnished as Exhibit 99.1.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 22, 2009, the independent members of the Board of Directors of the Company unanimously voted to voluntarily (i) delist its shares of common stock, par value $.001 per share, (the “Common Stock”) from The NASDAQ Global Market (“NASDAQ”) and (ii) deregister the Company’s Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as a result suspend the Company’s obligations to file reports with the Securities and Exchange Commission (“SEC”).

The Company intends to file with the SEC and NASDAQ a Form 25 relating to the delisting of its Common Stock from NASDAQ on or before July 2, 2009, with the delisting to be effective ten (10) days thereafter. The Company also intends to file with the SEC a Form 15 relating to the deregistering of its Common Stock under Section 12(g) of the Exchange Act and to suspend the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act on the effective date of the Form 25 or as soon as practicable thereafter.

On May 29, 2009, the Company issued a press release regarding its intent to delist its Common Stock from NASDAQ and deregister its shares under the Exchange Act. Portions of the press release that relate to this Item 3.01 are incorporated by reference into this Item 3.01 are filed as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release issued by Q.E.P. Co., Inc. dated May 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q.E.P. Co., Inc.
(Registrant)

Dated: May 29, 2009	By:	/s/ Richard A. Brooke
	Name:	Richard A. Brooke
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release issued by Q.E.P. Co., Inc. dated May 29, 2009.